UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2006

Margo Caribe, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	001-15336 (Commission File Number)	66-0550881 (IRS Employer Identification No.)

Road 690, Kilometer 5.8 Vega Alta, Puerto Rico (Address of principal executive offices)		00692 (Zip Code)

Registrant’s telephone number, including area code: (787) 883-2570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 4.01(a)	Changes in Registrant’s Certifying Accountant

On September 14, 2006, Margo Caribe, Inc. (the “Company”) was advised by Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, that Deloitte had resigned and the client-auditor relationship between the Company and Deloitte had ceased. Because of Deloitte’s resignation, the Company did not make the decision to change accountants, and therefore the decision was not recommended or approved by the Company’s Board of Directors or Audit Committee of the Board of Directors.

Deloitte’s reports on the Company’s financial statements for the Company’s two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Deloitte’s report dated September 6, 2006, relating to the financial statements and financial statement schedule of the Company, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 included an explanatory paragraph relating to the uncertainty concerning the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim periods through the date of Deloitte’s resignation, there were no disagreement(s) with Deloitte, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

In addition, in connection with the audit of the Company’s financial statements for the year ended December 31, 2005, Deloitte noted certain conditions related to the Company’s internal controls and operations that Deloitte considered to be material weaknesses. The material weaknesses noted by Deloitte were the following: 1) the Company did not maintain a sufficient complement of personnel to maintain an appropriate accounting and financial reporting structure commensurate with the activities of the Company; 2)the Company’s limited number of personnel does not allow for an appropriate level of segregation of duties; 3)the Company does not have an appropriate fraud detection program to address the risk that the financial statements may be materially misstated as a result of fraud; and 4)the Company did not maintain adequate controls and procedures to assure the identification and reporting of certain transactions with related parties. The Company has authorized Deloitte to respond fully to the inquiries of its successor accountant, when appointed, concerning these matters.

In accordance with Item 304(a)(3) of Regulation S-B, the Company provided Deloitte with a copy of the Current Report on Form 8-K. The Company requested Deloitte to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. On September 20, 2006, the Company received a letter from Deloitte, a copy of which is attached to this filing as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

16.1	Letter dated September 20, 2006, from Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2006

MARGO CARIBE, INC.

By:	/s/ José R. Vázquez
Name:	José R. Vázquez
Title:	Chief Financial Officer